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                                                                    Exhibit 10.7



                           LOAN AND SECURITY AGREEMENT
                            AKAMAI TECHNOLOGIES, INC.
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                                TABLE OF CONTENTS
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                                                                                                               Page

1        ACCOUNTING AND OTHER TERMS...............................................................................4

2        LOAN AND TERMS OF PAYMENT................................................................................4
         2.1      Credit Extensions...............................................................................4
         2.2      Interest Rate, Payments.........................................................................5
         2.3      Fees............................................................................................6

3        CONDITIONS OF LOANS......................................................................................6
         3.1      Conditions Precedent to Initial Credit Extension................................................6
         3.2      Conditions Precedent to all Credit Extensions...................................................6

4        CREATION OF SECURITY INTEREST............................................................................7
         4.1      Grant of Security Interest......................................................................7

5        REPRESENTATIONS AND WARRANTIES...........................................................................7
         5.1      Due Organization and Authorization..............................................................7
         5.2      Collateral......................................................................................7
         5.3      Litigation......................................................................................7
         5.4      No Material Adverse Change in Financial Statements..............................................7
         5.5      Solvency........................................................................................7
         5.6      Regulatory Compliance...........................................................................7
         5.7      Full Disclosure.................................................................................8

6        AFFIRMATIVE COVENANTS....................................................................................8
         6.1      Government Compliance...........................................................................8
         6.2      Financial Statements, Reports...................................................................8
         6.3      Taxes...........................................................................................8
         6.4      Insurance.......................................................................................9
         6.5      Primary Accounts................................................................................9
         6.6      Further Assurances..............................................................................9
         6.7      Loss; Destruction; or Damage....................................................................9

7        NEGATIVE COVENANTS.......................................................................................9
         7.1      Borrower will not do any of the following.......................................................9

8        EVENTS OF DEFAULT.......................................................................................10
         8.1      Payment Default................................................................................10
         8.2      Covenant Default...............................................................................10
         8.3      Material Adverse Change........................................................................10
         8.4      Attachment.....................................................................................10
         8.5      Insolvency.....................................................................................10
         8.6      Other Agreements...............................................................................11
         8.7      Judgments......................................................................................11
         8.8      Misrepresentations.............................................................................11

9        BANK'S RIGHTS AND REMEDIES..............................................................................11
         9.1      Rights and Remedies............................................................................11
         9.2      Power of Attorney..............................................................................11
         9.3      Bank Expenses..................................................................................12
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
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
         9.4      Bank's Liability for Collateral................................................................12
         9.5      Remedies Cumulative............................................................................12
         9.6      Demand Waiver..................................................................................12

10       NOTICES.................................................................................................12

11       CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER..............................................................12

12       GENERAL PROVISIONS......................................................................................13
         12.1     Successors and Assigns.........................................................................13
         12.2     Indemnification. ..............................................................................13
         12.3     Time of Essence................................................................................13
         12.4     Severability of Provision......................................................................13
         12.5     Amendments in Writing, Integration.............................................................13
         12.6     Counterparts...................................................................................13
         12.7     Survival.......................................................................................13
         12.8     Confidentiality................................................................................14
         12.9     Countersignature...............................................................................14
         12.10    Attorneys' Fees, Costs and Expenses............................................................14

13       DEFINITIONS.............................................................................................14
         13.1     Definitions....................................................................................14
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         This LOAN AND SECURITY AGREEMENT dated January 27,1999, between SILICON
VALLEY BANK ("Bank"), a California-chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 with a loan production office located at 40 William St., Ste. 350, Wellesley, Massachusetts
02481 doing business as "Silicon Valley East" and AKAMAI TECHNOLOGIES, INC.
("Borrower"), whose address is 201 Broadway, 4th Floor, Cambridge, Massachusetts
02139 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1        ACCOUNTING AND OTHER TERMS

         Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms
"including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2        LOAN AND TERMS OF PAYMENT

2.1      CREDIT EXTENSIONS.

         Borrower will pay Bank the unpaid principal amount of all Credit
Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1    EQUIPMENT FACILITY.

         Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, from time to time prior to the Commitment Termination Date, equipment advances (each an "Equipment Advance" and collectively the "Equipment
Advances"). If prepaid, the principal of the Equipment Advances may not be re-borrowed. The proceeds of the Equipment Advances will be used solely to reimburse Borrower for the purchase of Eligible Equipment. Each Equipment
Advance shall be considered a promissory note evidencing the amounts due hereunder for all purposes. Bank's obligation to lend hereunder shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default, and
(ii) the Commitment Termination Date. For purposes of this Section, the minimum amount of each Equipment Advance is $50,000 and the maximum number of Equipment
Advances that will be made are 6.

         (a) To obtain an Equipment Advance, Borrower will deliver to Bank a completed supplement in substantially the form attached ("Loan Supplement"), together with invoices and such additional information as Bank may request at least five (5) Business Days before the proposed funding date (the "Funding
Date"). On each Funding Date, Bank will specify in the Loan Supplement for each Equipment Advance, the Basic Rate, the Loan Factor, the Payment Dates, and a table of Stipulated Loan Values, together with a UCC Financing Statement covering the Equipment described on the Loan Supplement. If Borrower satisfies the conditions of each Equipment Advance specified from time to time by Bank, Bank will disburse such Equipment Advance by internal transfer to Borrower's deposit account with Bank.

         (b) Bank's obligation to lend the undisbursed portion of the Committed
Equipment Line will terminate if, in Bank's sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

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2.2      INTEREST RATE, PAYMENTS.

         (a) Principal and Interest Payments On Payment Dates. Borrower will make payments monthly in advance of principal and accrued interest for each Equipment Advance (collectively, "Scheduled Payments"), on the first Business
Day of the month following the Funding Date (or commencing on the Funding Date if the Funding Date is the first Business Day of the month) with respect to such Equipment Advance and continuing thereafter during the Repayment Period on the first Business Day of each calendar month (each a "Payment Date"), in an amount equal to the Loan Factor multiplied by the Loan Amount for such Equipment
Advance as of such Payment Date. All unpaid principal and accrued interest is due and payable in full on the last Payment Date with respect to such Equipment
Advance. An Equipment Advance may be prepaid only upon payment of a prepayment premium specified by Bank.

         (b) Interest Rate. Borrower will pay interest on the unpaid principal amount of each Equipment Advance from the first Payment Date after the Funding
Date of such Equipment Advance until the Equipment Advance has been paid in full, at the per annum rate of interest equal to the Basic Rate determined by Bank as of the Funding Date for each Equipment Advance in accordance with the definition of the Basic Rate. "Basic Rate" is, as of the Funding Date, the per annum rate of interest (based on a year of 360 days) equal to the sum of (a) the U.S. Treasury note yield to maturity for a term equal to the Treasury Note
Maturity as quoted in The Wall Street Journal on the day the applicable Loan
Terms Schedule is prepared, plus (b) the applicable Loan Margin for the type of Eligible Equipment being financed. The Loan Margin is 275 basis points. The
Treasury Note Maturity is 36 months.

         (c) Interim Payment. In addition to the Scheduled Payments, on the
Funding Date for each Equipment Advance (unless the Funding Date is the first
Business Day of the month) Borrower shall pay to Bank, on behalf of Bank, an amount (the "Interim Payment") equal to the initial Equipment Advance multiplied by the product of (i) the quotient derived from dividing the initial Loan Factor with respect to such Equipment Advance multiplied by 30, and (ii) the number of days from the Funding Date of the Equipment Advance Loan until the first Payment
Date with respect to such Equipment Advance.

         (d) Final Payment. On the Maturity Date with respect to such Equipment
Advance, Borrower will pay, in addition to the unpaid principal and accrued interest and all other amounts due on such date with respect to such Equipment
Advance, an amount equal to the Final Payment. "Final Payment" is with respect to each Equipment Advance, a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the maturity date for such Equipment Advance equal to the Loan Amount for such Equipment Advance at such time multiplied by the Final Payment Percentage.

         "Final Payment Percentage" is, for each Equipment Advance, 7.5%.

         "Loan Amount" is the original principal amount of the Equipment Advance less the aggregate of all Prepayment Amounts relating to payments of such Equipment Advance prior to such dates.

         Prepayment Amount means in the case of the mandatory repayment in accordance with Section 2.2(e) and Section 6.7, the Original Stated Cost of the item of Financed Equipment with respect to which such prepayment relates.

         "Original Stated Cost" is (i) the original cost of the New Equipment, the original cost to the Borrower of the item of New Equipment net of any and all freight, installation, tax or (ii) the fair market value assigned to such item of Used Equipment by mutual agreement of Borrower and Bank at the time of making of the Equipment Advance.

         (e) Prepayment Upon an Event of Loss. If any Financed Equipment is subject to an Event of Loss and Borrower is required to or elects to prepay the Equipment Advance with respect to such


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Financed Equipment pursuant to Section 6.7, then such Equipment Advance shall be prepaid to the extent and in the manner provided in such section.

         (f) Mandatory Prepayment Upon an Acceleration. If the Equipment
Advances are accelerated following the occurrence of an Event of Default or otherwise (other than following an Event of Loss), then Borrower will immediately pay to Bank (i) all unpaid Scheduled Payments with respect to each Equipment Advance due prior to the date of prepayment, (ii) the Stipulated Loss
Value with respect to each Equipment Advance, and (iii) all other sums, if any, that shall have become due and payable with respect to any Equipment Advance.

         (g) Borrower will repay the Equipment Advances on the terms provided in the Loan Supplement. An Equipment Advance may be prepaid only upon payment of a prepayment premium specified from time to time by Bank. Any amounts outstanding during the continuance of an Event of Default shall bear interest at a per annum rate equal to the Basic Rate plus 5 percent. If any change in the law increases
Bank's expenses or decreases its return from the Equipment Advances, Borrower will pay Bank upon request the amount of such increase or decrease.

         (h) Bank may debit any of Borrower's deposit accounts including Account
Number _____________ for principal and interest payments or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower's accounts. These debits are not a set-off. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next
Business Day and additional fees or interest accrue.

2.3      FEES.

         Borrower will pay:

         (a) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses) incurred through and after the date of this Agreement, are payable when due.

3        CONDITIONS OF LOANS

3.1      CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION.

         Bank's obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

3.2      CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS.

         Bank's obligations to make each Credit Extension, including the initial
Credit Extension, is subject to the following:

         (a) timely receipt of any Payment/Advance Form, together with an invoice for the Equipment purchased; and

         (b) the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties of Section 5 remain true.

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4        CREATION OF SECURITY INTEREST

4.1      GRANT OF SECURITY INTEREST.

         Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrowers duties under the Loan Documents. Any security interest will be a first priority security interest in the Collateral. Bank may place a "hold" on any deposit account pledged as Collateral.

5        REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants as follows:

5.1      DUE ORGANIZATION AND AUTHORIZATION.

         Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

         The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.

5.2      COLLATERAL.

         Borrower has good title to the Collateral, free from liens. All
Inventory is in all material respects of good and marketable quality, free from material defects.

5.3      LITIGATION.

         Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could cause a Material Adverse Change.

5.4      NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

         All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5      SOLVENCY.

         The fair salable value of Borrowers assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6      REGULATORY COMPLIANCE.

         Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under
Regulations G, T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated


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any laws, ordinances or rules, the violation of which could cause a Material
Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted.

5.7      FULL DISCLOSURE.

         No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

6        AFFIRMATIVE COVENANTS

         Borrower will do all of the following:

6.1      GOVERNMENT COMPLIANCE.

         Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

6.2      FINANCIAL STATEMENTS, REPORTS.

         (a) Borrower will deliver to Bank: (i) as soon as available, but not later than 30 days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period, in a form and certified by a Responsible Officer acceptable to Bank; (ii) as soon as available, but not later than 90 days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from Pricewaterhouse Coopers, LLP or another independent certified public accounting firm reasonable acceptable to Bank; (iii) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of $100,000 or more; and (iv) budgets, sales projections, operating plans or other financial information Bank requests.

         (b) Bank has the right to audit Borrower's Collateral upon an Event of Default has occurred and is continuing.

6.3      TAXES.

         Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

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6.4      INSURANCE.

         Borrower will keep its business and the Collateral insured for risks and in amounts, as Bank requests. Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies will have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy. At Bank's request, Borrower will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank's option, be payable to Bank on account of the Obligations.

6.5      PRIMARY ACCOUNTS.

         Borrower will maintain its primary depository and operating accounts with Bank.

6.6      FURTHER ASSURANCES.

         Borrower will execute any further instruments and take further action as Bank requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

6.7      LOSS; DESTRUCTION; OR DAMAGE.

         Borrower will bear the risk of the Collateral being lost, stolen, destroyed, or damaged. If any item of Collateral is lost, stolen, destroyed, or damaged, then Borrower will pay Bank an amount equal to the sum of (i) all accrued and unpaid Scheduled Payments due prior to the next such Payment Date and (ii) a prepayment in an amount equal to the Stipulated Loan Value as to such Collateral. If during the term of this Agreement any item of Financed Equipment is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason whatsoever for a period equal to at least the remainder of the term of this Agreement (an "Event of Loss"), then in each case Bank will receive from the proceeds of insurance maintained pursuant to Section 6, from any award paid by the seizing governmental authority or, to the extent not received from the proceeds of insurance or award or both, from Borrower, on or before the Payment Date next succeeding such Event of Loss for each such item of Financed Equipment subject to an Event of Loss, an amount equal to the sum of: (i) all accrued and unpaid
Scheduled Payments with respect to such Loan due prior to the next such Payment
Date, (ii) a prepayment in an amount equal to the Stipulated Loss Value and
(iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts. On the date of receipt by Bank of the amount specified above with respect to each such item of Financed Equipment subject to an Event of Loss, this Agreement shall terminate as to such Financed Equipment. Any proceeds of insurance maintained by Borrower pursuant to this Section and received by Borrower will be paid to Bank, promptly upon their receipt by Borrower. If any proceeds of insurance or awards received from governmental authorities are in excess of the amount owed under this Section, Bank shall promptly remit to Borrower the amount in excess of the amount owed to Bank.

7        NEGATIVE COVENANTS

7.1      BORROWER WILL NOT DO ANY OF THE FOLLOWING:

         Change its name or the chief executive office or principal place of business, move or dispose of any interest in the Collateral, permit any lien or security interest to attach to the Collateral, or enter into any transaction outside the ordinary course of Borrower's business.

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         Become an "investment company" or a company controlled by an
"investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited
Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair
Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8        EVENTS OF DEFAULT

         Any one of the following is an Event of Default:

8.1      PAYMENT DEFAULT.

         Borrower fails to pay any of the Obligations when due;

8.2      COVENANT DEFAULT.

         If Borrower violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default.
During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3      MATERIAL ADVERSE CHANGE.

         If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations.

8.4      ATTACHMENT.

         If any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within 10 days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions will be made during the cure period);

8.5      INSOLVENCY.

         If Borrower becomes insolvent or if Borrower begins an Insolvency
Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

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8.6      OTHER AGREEMENTS.

         If there is a default in any agreement between Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7      JUDGMENTS.

         If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Advances will be made before the judgment is stayed or satisfied);or

8.8      MISREPRESENTATIONS.

         If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

9        BANK'S RIGHTS AND REMEDIES

9.1      RIGHTS AND REMEDIES.

         When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

         (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

         (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

         (c) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower will assemble the Collateral if Bank requires and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

         (d) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

         (e) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral; and

         (f) Dispose of the Collateral according to the Code.

9.2      POWER OF ATTORNEY.

         Effective only when an Event of Default occurs and continues, Borrower irrevocably appoints Bank as its lawful attorney to: (i) transfer the Collateral into the name of Bank or a third party as the Code permits. Bank may exercise the power of attorney to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred. Bank's appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled


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with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

9.3      BANK EXPENSES.

         If Borrower fails to pay any amount or furnish any required proof of payment to third persons Bank may make all or part of the payment or obtain insurance policies required in Section 6.4, and take any action under the policies Bank deems prudent Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral. No payments by Bank are deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

9.4      BANK'S LIABILITY FOR COLLATERAL.

         If Bank complies with reasonable banking practices it is not liable for
(a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral;
(c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.5      REMEDIES CUMULATIVE.

         Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.6      DEMAND WAIVER.

         Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on, which Borrower is liable.

10       NOTICES

         All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A Party may change its notice address by giving the other Party written notice.

11       CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT REGARD TO
PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND BANK HEREBY SUBMITS TO THE
EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE
COMMONWEALTH OF MASSACHUSETTS, BUT IF FOR ANY REASON THE BANK IS DENIED ACCESS
TO SUCH COURTS, THEN THE VENUE WILL BE IN THE STATE AND FEDERAL COURTS LOCATED
IN THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA.

         BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY
TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE
LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING


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
CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR
STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER
CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH
PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL
COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS
FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

12       GENERAL PROVISIONS

12.1     SUCCESSORS AND ASSIGNS.

         This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

12.2     INDEMNIFICATION.

         Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

12.3     TIME OF ESSENCE.

         Time is of the essence for the performance of all obligations in this Agreement.

12.4     SEVERABILITY OF PROVISION.

         Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5     AMENDMENTS IN WRITING, INTEGRATION.

         All amendments to this Agreement must be in writing and signed by Borrower and Bank. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7     SURVIVAL.

         All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

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
12.8     CONFIDENTIALITY.

         In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9     COUNTERSIGNATURE.

         This Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Agreement become effective until signed by an officer of Bank in California).

12.10    ATTORNEYS' FEES, COSTS AND EXPENSES.

         In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

13       DEFINITIONS

13.1     DEFINITIONS.

         In this Agreement:

         "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

         "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

         "BANK EXPENSES" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents
(including appeals or Insolvency Proceedings).

         "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

         "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

         "CLOSING DATE" is the date of this Agreement.

         "CODE" is the Massachusetts Uniform Commercial Code.

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
         "COLLATERAL" is the property described on Exhibit A.

         "COMMITMENT TERMINATION DATE" is January 27, 2000.

         "COMMITTED EQUIPMENT LINE" is a Credit Extension of up to $1,500,000.

         "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent
Obligation" does not include endorsements in the ordinary course of business.
The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

         "CREDIT EXTENSION" is each Equipment Advance or any other extension of credit by Bank for Borrower's benefit.

         "EQUIPMENT ADVANCE" or "EQUIPMENT ADVANCES" is a loan advance (or advances) under the Committed Equipment Line.

         "ELIGIBLE EQUIPMENT" is general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, and, subject to the limitations set forth below, Other Equipment that complies with all of Borrower's representations and warranties to Bank and which is acceptable to Bank in all respects. Unless otherwise agreed to by Bank: not more than 25% of the Equipment financed with the proceeds of each Equipment Advance shall consist of Other Equipment. All Equipment financed with the proceeds of Equipment
Advances shall be new and purchased within 120 days from the date of the Equipment Advance. Equipment to be located outside of the United States shall be limited to a maximum of $150,000.

         "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

         "EQUIPMENT ADVANCE" is defined in Section 2.1.1.

         "EQUIPMENT AVAILABILITY END DATE" is defined in Section 2.1.1.

         "EQUIPMENT MATURITY DATE" is defined in Section 2.1.1.

         "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

         "FINAL PAYMENT PERCENTAGE" is defined in Section 2.2 (d).

         "FINANCED EQUIPMENT" is defined in the Loan Supplement.

         "FUNDING DATE" is any date on which an Equipment Advance is made to or on account of Borrower.

         "GAAP" is generally accepted accounting principles.

                                       15

         "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

         "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

         "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

         "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

         "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

         "LOAN FACTOR" is the amount set forth as a percentage in the Loan Supplement calculated using the Basic Rate.

         "LOAN SUPPLEMENT" is attached as Exhibit C.

         "MATERIAL ADVERSE CHANGE" is defined in Section 8.3.

         "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and exchange contracts and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

         "ORIGINAL STATED COST" is defined in Section 2.2 (d).

         "OTHER EQUIPMENT" is leasehold improvements, intangible property such as computer software and software licenses, equipment specifically designed or manufactured for Borrower, other intangible property, limited use property and other similar property and soft costs, including sales tax, freight and installation expenses.

         "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

         "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

         "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

         "SCHEDULE" is any attached schedule of exceptions.

         "STATED COST" is (i) with respect to new equipment, the original cost to Borrower of the item of new equipment net of any and all freight, installation, tax and other soft costs or (ii) with respect to used equipment, the net book value assigned to such item of used equipment by Bank, after consultation with Borrower, at the time of the making of the equipment Advance such item of used equipment.

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
         "STIPULATED LOSS VALUE" is the percentage set forth with respect to each Equipment Advance in the Loan Supplement, determined as of the Payment Date on which payment of such amount is to be made, or if such date is not a Payment Date, on the Payment Date immediately succeeding such date multiplied by the Loan Amount.

         "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrowers debt to Bank (and identified as subordinated by Borrower and Bank).

         "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

BORROWER:

Akamai Technologies, Inc.

By:  /s/ Paul Sagan
   -----------------------------
Title:   VP and COO
      ---------------------------

BANK:

SILICON VALLEY BANK, doing business as SILICON VALLEY EAST

By:  /s/ Nancy E. Funkhouser
   -----------------------------
Title:   Assistant Vice President
      ---------------------------

SILICON VALLEY BANK

By:  /s/ [illegible]
   -----------------------------
Title:   AVP
      ---------------------------
executed in Santa Clara County, California



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